EXHIBIT 32.2

Certifications Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

(18 U.S.C. Section 1350)

In connection with the Quarterly Report (the “Report”) of Amerinac Holding Corp. (the “Company”) on Form 10-Q for the period ending September 30, 2018, as filed with the Securities and Exchange Commission, William J. Golden, Chief Financial Officer of the Company, does hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:

(1)	the report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 14, 2018	By:	/s/ William J. Golden
William J. Golden
Chief Financial Officer